                                                                   EXHIBIT 10.99

                                                                  EXECUTION COPY


                              INDEMNITY AGREEMENT


                          Dated as of February 9, 1998


                                    between


                              ABN AMRO BANK N.V.,
                                 Chicago Branch


                                 as Depositary


                                      and


                                ATLAS AIR, INC.

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----
SECTION 1.   Indemnity Payments . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.   Collateral Account and Investments . . . . . . . . . . . .   2

SECTION 3.   Increases in Collateral Account  . . . . . . . . . . . . .   4

SECTION 4.   Breakage Account; Breakage Costs . . . . . . . . . . . . .   5

SECTION 5.   Overdue Amounts  . . . . . . . . . . . . . . . . . . . . .   7

SECTION 6.   Representations and Warranties . . . . . . . . . . . . . .   7

SECTION 7.   Conditions Precedent . . . . . . . . . . . . . . . . . . .   9

SECTION 8.   No Set-Off   . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 9.   Increased Costs  . . . . . . . . . . . . . . . . . . . . .  10

SECTION 10.  Capital Adequacy . . . . . . . . . . . . . . . . . . . . .  11

SECTION 11.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 12.  Expenses; Indemnity  . . . . . . . . . . . . . . . . . . .  12

SECTION 13.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 14.  Amendment, Etc.  . . . . . . . . . . . . . . . . . . . . .  12

SECTION 15.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 16.  Entire Agreement . . . . . . . . . . . . . . . . . . . . .  13

SECTION 17.  Governing Law  . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 18.  Waiver of Jury Trial Right . . . . . . . . . . . . . . . .  13

SECTION 19.  Counterparts . . . . . . . . . . . . . . . . . . . . . . .  14

Schedule I       Deposit Agreements; Deposit Interest Rate; Initial Collateral
                 Deposit

Schedule II      Aircraft

Annex A          Definitions

Exhibit A        Form of Officer's Certificate

Exhibit B-1      Form of Opinion of Counsel for Atlas

Exhibit B-2      Form of Opinion of In-House Legal Counsel of Atlas

Exhibit C-1      Form of Opinion of U.S. Counsel for ABN AMRO

Exhibit C-2      Form of Opinion of Netherlands Counsel for ABN AMRO

                              INDEMNITY AGREEMENT

                 INDEMNITY AGREEMENT dated as of February 9, 1998 (as amended, modified or supplemented from time to time, this "Agreement") between ABN AMRO BANK N.V., a banking institution organized under the laws of the Netherlands, acting through its Chicago Branch ("ABN AMRO", and in its capacity as depositary bank under the Deposit Agreements referred to below (together with its successors and assigns in such capacity), the "Depositary"), and ATLAS AIR, INC., a Delaware corporation (together with its successors and assigns, "Atlas").


                               W I T N E S S E T H


                 WHEREAS, in connection with the financing by Atlas of the Aircraft set forth on Schedule I hereto, First Security Bank, National Association, as escrow agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), and the Depositary are entering into the Deposit Agreements set forth on Schedule II hereto (as amended, modified or supplemented from time to time in accordance with the terms thereof and with the consent of Atlas, the "Deposit Agreements") pursuant to each of which, among other things, (i) the Depositary will establish accounts into and from which the Escrow Agent shall make deposits, withdrawals and re-deposits and
(ii) the Depositary will pay the Escrow Agent interest at the Coupon Rate on the amounts on deposit in each such account (such amounts, the "Deposits");

                 WHEREAS, on the date hereof, the Escrow Agent shall deposit
(i) $300,254,000 with the Depositary under the Class A Deposit Agreement (the "Initial Class A Deposit Amount"), (ii) $115,481,000 with the Depositary under the Class B Deposit Agreement (the "Initial Class B Deposit Amount") and (iii) $123,180,000 with the Depositary under the Class C Deposit Agreement (the "Initial Class C Deposit Amount" and, together with the Initial Class A Deposit Amount and the Initial Class B Deposit Amount, the "Initial Deposit Amounts"); and

                 WHEREAS, it is a condition precedent to the obligation of the Depositary to enter into the Deposit Agreements that Atlas enter into this Indemnity Agreement;

                 NOW, THEREFORE, in consideration of the Depositary entering into the Deposit Agreements and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms not defined herein shall have the meanings set forth in Annex A hereto):

                 SECTION 1.  Indemnity Payments.

                 (a) On each Interest Payment Date, Atlas shall pay to ABN AMRO the amount, if any, by which (x) the sum of all payments to be made by the Depositary to the Escrow Agent pursuant to the Deposit Agreements on such Interest Payment Date (including any amounts resulting from an increase in the applicable Coupon Rate in accordance with Section 2.2 of the Deposit Agreements) exceeds (y) the sum of interest which has accrued on each Deposit at the rate set forth on Schedule II hereto under the heading "Deposit Interest Rate" (the "Deposit Interest Rate") from and including the Interest Payment Date immediately preceding such Interest Payment Date (or, in the case of the initial Interest Payment Date, from and including the date of this Agreement) to but excluding such Interest Payment Date.

                 (b) In the event that any new Deposit is established pursuant to Section 2.4 of the Deposit Agreement (a "New Deposit"), on each Interest Payment Date subsequent to the date of establishment of such New Deposit, Atlas shall pay to ABN AMRO the amount, if any, by which (x) the payment to be made by the Depositary to the Escrow Agent with respect to such New Deposit pursuant to the relevant Deposit Agreement (including any amounts resulting from an increase in the applicable Coupon Rate in accordance with Section 2.2 of the Deposit Agreements) exceeds (y) the interest which has accrued on such New Deposit at the rate established by ABN AMRO as the deposit interest rate with respect thereto (the "New Deposit Interest Rate") from and including the Interest Payment Date immediately preceding such Interest Payment Date (or, in the case of the first Interest Payment Date following the date of establishment of such New Deposit, from and including such date of establishment) to but excluding such Interest Payment Date.

                 SECTION 2.  Collateral Account and Investments.

                 (a) Collateral Account. There is hereby established with ABN AMRO a collateral account (the "Collateral Account") in the name and under the control of ABN AMRO into which Atlas shall deposit cash from time to time in accordance with the provisions of Section 2(b) and Section 3 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                 (b) Initial Collateral Account Deposit. On the date hereof, Atlas shall deposit into the Collateral Account the amount set forth on
Schedule II hereto under the heading "Initial Collateral Deposit", representing the aggregate of (1) the amount by which (x) the sum of all payments to be made by the Depositary to the Escrow Agent pursuant to the Deposit Agreements exceeds (y) the sum of interest accruing at the Deposit Interest Rate on each Deposit from and including the date of establishment thereof to but excluding the Maturity Date thereof and (2) the Overdue Amount, reasonably estimated by ABN AMRO, that would accrue and become payable by Atlas to ABN AMRO pursuant to Section 5(b) of this Agreement as a result of the occurrence of the events described in such Section.

                 (c) Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in Permitted Investments at the direction of Atlas; provided, that if Atlas shall fail to provide instructions with respect to the investment of any amounts in the Collateral Account not then invested in Permitted Investments at or before 12:00 noon Chicago time on any day such amounts are to be invested, ABN AMRO shall invest such amounts in Permitted Investments with a duration of one day. Such Permitted Investments shall be held in the name and be under the control of ABN AMRO.

                 (d) Pledge. As collateral security for the prompt payment in full when due of Atlas' obligations under this Agreement (but with respect to Atlas' obligation to pay Breakage Obligations (as defined below) pursuant to
Section 4 hereof, only to the extent that the amounts on deposit in the Breakage Account (as defined below) and pledged in accordance with Section 4(c) hereof are insufficient to cover amounts due and payable pursuant to such
Section 4) (the "Secured Obligations"), Atlas hereby pledges and grants to ABN AMRO a security interest in all of Atlas' right, title and interest in and to the Collateral Account, the amounts on deposit therein, the funds therein, the balance thereof and all proceeds of the foregoing (collectively, the "Collateral"). If at any time Atlas shall fail to pay any Secured Obligation when due, ABN AMRO may (in its sole discretion) (i) liquidate any investments made in respect of amounts deposited in the Collateral Account and (ii) apply or cause to be applied the balance from time to time outstanding to the credit of the Collateral Account to the payment of such Secured Obligation.

                 In addition, with respect to the Collateral, ABN AMRO shall be entitled to all rights and remedies available to a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Atlas hereby appoints ABN AMRO as its attorney-in-fact, with full power of substitution, so that, if Atlas shall fail to pay any Secured Obligation or Breakage Obligation when due, ABN AMRO may take such action and execute such agreements, instruments and documents with respect to the Collateral, in the name of Atlas, as ABN AMRO may deem necessary or desirable for ABN AMRO to exercise its rights and remedies hereunder, or to enforce Atlas' obligations hereunder or to perfect ABN AMRO's security interest granted hereunder, which appointment is coupled with an interest and is irrevovable. The proceeds of any sale of Collateral or any setoff of the Collateral against the Secured Obligations and Breakage Obligations shall be applied (i) first, to all reasonable expenses (including, without limitation, fees and expenses of legal counsel) or taxes imposed or incurred in connection with the custody, care, sale or collection, or realization upon, any of the Collateral or the preservation or enforcement of any rights of ABN AMRO hereunder, and (ii) second, to the payment of the Secured Obligations. To the extent any such application of the proceeds of the Collateral is insufficient to cover all such expenses and Secured Obligations and Breakage Obligations, Atlas shall be liable for such insufficiency.

                 (e) On each Interest Payment Date, if at the time the Depositary has made the payments of interest scheduled to be made on such Interest Payment Date pursuant to the Deposit Agreements, Atlas has not otherwise paid to ABN AMRO all sums due and payable on such Interest Payment date pursuant to Section 1(a) (and, if any New Deposit has been established, Section 1(b)) hereof, ABN AMRO shall withdraw and apply to Atlas' obligations to make payments under such Sections an amount in the Collateral Account equal to the aggregate amount then due and payable pursuant thereto.

                 (f) Atlas may, from time to time and so long as it is not in default of any of its obligations pursuant hereto, request that ABN AMRO withdraw from the Collateral Account and release to Atlas any unreleased Investment Earnings therein. Within five Business Days of delivery of such request, ABN AMRO shall pay such amounts to Atlas in immediately available funds.

                 (g)  Upon the later of:

                          (i) the later of (x) the date on which all of the Deposits shall have been withdrawn and paid (or shall be required to be withdrawn and paid) as provided in the Deposit Agreements without any redeposit and (y) the date on which all accrued and unpaid interest on the Deposits shall have been paid (or shall have become due and payable) as provided in the Deposit Agreement (the later of clause (x) and (y) being referred to as the "Deposit Agreement Termination Date") and

                          (ii)    the payment in full of all Secured
                                  Obligations due and payable on or prior to the Deposit Agreement Termination Date (the "Termination Date"),

ABN AMRO shall pay all amounts in the Collateral Account, together with any unreleased Investment Earnings thereon, to Atlas as promptly as is practicable and in immediately available funds.

                 SECTION 3.  Increases in Collateral Account.

                 (a)  Delayed Delivery; Extension of Maturity Dates.

                 (i) With respect to any particular Aircraft (or Substitute Aircraft in respect thereof) that will not be delivered and in respect of which Equipment Notes will not be issued pursuant to the Note Purchase Agreement on or prior to the last Business Day of such Aircraft's Scheduled Delivery Month, Atlas may extend the Maturity Date of any Deposits maturing within such Scheduled Delivery Month by delivering to ABN AMRO at least 15 days prior to such Maturity Date a notice (an "Extension Notice") specifying a date prior to the Delivery Period Termination Date to which such Maturity Date is to be extended (such date, the "Rescheduled Maturity Date"). Upon receipt of the Extension Notice, ABN AMRO shall establish, and promptly deliver to Atlas notice of, the deposit interest rate (the "Extension Rate") that shall apply to such Deposits for the period from and including their original Maturity Date to but excluding their Rescheduled Maturity Date (such period, the "Extension Period"). Upon the original Maturity Date of any Deposit with respect to which ABN AMRO has received an Extension Notice, the maturity of such Deposit shall be deemed extended to the Rescheduled Maturity Date without the need for any action on the part of the Escrow Agent or the Depositary; provided, however, that Atlas may exercise no such right of extension, and such Maturity Dates shall not be extended in accordance with this
         Section 3(a)(i), if Atlas shall not have deposited into the Collateral Account on or prior to the relevant original Maturity Date an amount (such amount, the "Delay Increase Amount") equal to the excess, if any, of (x) the aggregate interest accruing on such Deposits pursuant to the Deposit Agreements during the Extension Period over (y) the aggregate interest accruing on such Deposits at the Extension Rate during the Extension Period.

                 (ii) Nothing in Section 3(a)(i) above shall be interpreted to prevent Atlas from further extending any Maturity Dates previously extended in accordance therewith; provided, however, that in no event shall Atlas be able to extend any Maturity Date beyond the Delivery Period Termination Date. In the event of any such further extensions, any references in such Section to a "Maturity Date" or "original Maturity Date" shall be deemed to refer to the most recently established Rescheduled Maturity Date with respect to the relevant Deposits and any references in such Section to a "Rescheduled Maturity Date" shall be deemed to refer to the date of maturity of such Deposits as to be further extended.

                 (b) Re-deposits. In the event that any New Deposit is established, Atlas shall, on the date of the establishment thereof, deposit into the Collateral Account the amount by which (x) the sum of all payments to be made by the Depositary to the Escrow Agent with respect to such new Deposit pursuant to the relevant Deposit Agreement exceeds (y) the sum of interest accruing on such new Deposit at the New Deposit Interest Rate with respect thereto from and including the date of establishment of such New Deposit to but excluding the Maturity Date thereof.

                 (c) Interest Step-up. If no Registration Event has occurred 30 days prior to the Registration Date, or in the event of any increase in the Coupon Rate of any Deposit pursuant to Section 2.2 of the Deposit Agreements, Atlas shall, on the applicable date, deposit into the Collateral Account an amount equal to the aggregate additional interest that would accrue on all Deposits then extant as a result of such increase from and including the date of such increase to but excluding the Delivery Period Termination Date. Upon the cessation of such increase, ABN AMRO shall pay to Atlas as promptly as is practicable and in immediately available funds an amount equal to the excess, if any, of (x) the amount deposited by Atlas into the Collateral Account pursuant to this Section 3(c) over (y) the aggregate additional interest that actually accrued on the Deposits from and including the date of such increase to but excluding the date of the cessation thereof, together with any unreleased Investment Earnings thereon.

                 (d) Breakage Gross-Up. In the event that ABN AMRO exercises its rights under Section 2(d) hereof with respect to any amounts due and payable pursuant to Section 4 hereof, Atlas shall upon demand by ABN AMRO deposit into the Collateral Account an amount equal to the amount withdrawn from the Collateral Account in accordance with such Section 2(d) within 5 days of such demand or, if an Interest Payment shall occur before the lapse of such 5-day period, on or before such Interest Payment Date.

                 SECTION 4.  Breakage Account; Breakage Costs.

                 (a) Breakage Account. There is hereby established with ABN AMRO a collateral account (the "Breakage Account") in the name and under the control of ABN AMRO into which Atlas shall deposit cash from time to time in accordance with the provisions of this Section 4. The balance from time to time in the Breakage Account shall be subject to withdrawal only as provided herein.

                 (b) Investment of Balance in Breakage Account. Amounts on deposit in the Breakage Account shall be invested from time to time in Permitted Investments at the direction of Atlas; provided, that if Atlas shall fail to provide instructions with respect to the investment of any amounts in the Breakage Account not then invested in Permitted Investments at or before 12:00 noon Chicago time on any day such amounts are to be invested, ABN AMRO shall invest such amounts in Permitted Investments with a duration of one day. Such Permitted Investments shall be held in the name and be under the control of ABN AMRO.

                 (c) Pledge. As collateral security for the prompt payment in full when due of Atlas' obligations under this Section 4 (the "Breakage Obligations"), Atlas hereby pledges and grants to ABN AMRO a security interest in all of Atlas' right, title and interest in and to the Breakage Account and the amounts on deposit therein. If at any time Atlas shall fail to pay any Breakage Obligation when due, ABN AMRO may (in its sole discretion) (i) liquidate any investments made in respect of amounts deposited in the Breakage Account and (ii) apply or cause to be applied the balance from time to time outstanding to the credit of the Breakage Account to the payment of such Breakage Obligation.

                 (d) Breakage. Atlas shall compensate ABN AMRO for any reasonable losses, costs or expenses (including, without limitation, any cost of funding or loss as a result of terminating, liquidating, obtaining or re-establishing any hedge or related trading position) (such losses, costs or expenses, "Breakage Costs") actually incurred as the result of (w) the withdrawal of any Deposit prior to the Maturity Date thereof or (x) the cancellation of any withdrawal with respect to which a notice has been delivered to the Depositary pursuant to Section 2.3(a) of the Deposit Agreement less than one Business Day prior to the scheduled date of such withdrawal (such withdrawal, termination, reset or (y) the termination of any Deposit Agreement pursuant to Section 3.2 thereof or (z) the reset of our Maturity Date (and/or the withdrawal of a Deposit on such reset Maturity Date) pursuant to Section
2.5 of any Deposit Agreement or cancellation, a "Breakage Event"). Atlas shall pay ABN AMRO an amount equal to the excess of any Breakage Costs actually incurred over any such costs recovered in accordance with Section 4(e) below within 5 days of demand by ABN AMRO of such payment. Together with such demand, ABN AMRO shall deliver to Atlas a certificate setting forth in reasonable detail such Breakage Costs and any amounts that ABN AMRO is entitled to receive pursuant to this Section 4(d) and shall be prima facie evidence of such amounts.

                 (e)  Anticipated Breakage Cost.

                          (i)  Without limiting the generality of the foregoing
         Section 4(d), if at any time Applicable LIBOR shall be equal to or greater than a rate per annum fifty basis points below the Blended Coupon Rate, ABN AMRO may deliver to Atlas notice of the Breakage Costs that ABN AMRO would incur with respect to each Deposit then still extant (such notice an "Anticipated Breakage Notice" and the date thereof a "Notice Date") from and including the relevant Notice Date to but excluding the Maturity Date of each such Deposit if a Breakage Event were to occur as of such Notice Date. Within 5 days of receipt of an Anticipated Breakage Notice, Atlas shall deposit into the Breakage Account an amount (the "Anticipated Breakage Cost") equal to:

                 (A)      the aggregate amount of the Deposits, multiplied by

                 (B) a rate per annum equal to the excess of Applicable LIBOR over a rate seventy-five basis points below the Blended Coupon Rate, multiplied by

                 (C) the quotient of a number equal to the remaining weighted average life of the Deposits in days divided by 360.

         Such deposit shall be net of any amounts to be released to Atlas in accordance with Section 4(e)(iii) hereof.

                          (ii) Upon the occurrence of a Breakage Event, ABN AMRO shall withdraw from the Breakage Account and apply to Atlas' obligation to pay Breakage Costs pursuant to this Section 4 an amount equal to the lesser of such Breakage Costs and the Anticipated Breakage Costs, if any, then on deposit in the Breakage Account.

                          (iii) At any time that the amount on deposit in the Breakage Account (such amount, from time to time, the "Breakage Balance") exceed the Anticipated Breakage Costs that ABN AMRO would incur with respect to each Deposit extant on such date, Atlas may request the withdrawal and release of an amount equal to the excess of all amounts deposited and not previously released over such Anticipated Breakage Costs, together with any unreleased Investment Earnings on such excess. ABN AMRO shall release such amounts to Atlas within 5 days of receipt of such request.

                 (f)  Upon the later of:

                          (i)     the Deposit Agreement Termination Date and

                          (ii)    the payment in full of all Breakage
                                  Obligations due and payable on or prior to the Deposit Agreement Termination Date,

ABN AMRO shall forthwith pay all amounts in the Breakage Account, together with any unreleased Investment Earnings thereon, to Atlas.

                 SECTION 5. Overdue Amounts. (a) Atlas agrees to pay to ABN AMRO interest on any amount that shall not be paid by Atlas when due under this Agreement (an "Overdue Amount") at the Overdue Interest Rate, calculated on the basis of a year of 360 days and actual days elapsed; provided, however, that no such interest shall accrue on Overdue Amounts to the extent that ABN AMRO may in accordance with the provisions of this Agreement, and does not, withdraw and apply in payment thereof amounts on deposit in the Collateral Account or the Breakage Account, as the case may be. Such interest shall accrue on the portion of any Overdue Amount remaining unpaid from time to time, from and including (or, in the case of amounts due pursuant to Sections 1(a) and 1(b) hereof, from but excluding) the date that such Overdue Amount is not paid when due to but excluding the date that it is paid in full. Overdue Amounts shall be payable on demand by ABN AMRO.

                 (b) Without limiting the generality of the foregoing, amounts on deposit in the Collateral Account or the Breakage Account which ABN AMRO would be entitled to withdraw and apply in accordance with Section 1(e) or
Section 4(e)(ii) hereof, but which ABN AMRO cannot so withdraw and apply due to the operation of the "automatic stay" provisions of the United States Bankruptcy Code, shall be deemed Overdue Amounts from and including the date as of which such provisions are in effect to but excluding the date on which ABN AMRO is permitted to apply and withdraw them.

                 SECTION 6. Representations and Warranties. (A) Atlas represents and warrants to ABN AMRO that:

                 (a) Atlas is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under this Agreement. Atlas is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification except where the failure to be so qualified would not reasonably be expected to give rise to a Material Adverse Change to Atlas.

                 (b) Atlas has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of this Agreement, and the performance of its obligations hereunder.

                 (c) The execution and delivery by Atlas of this Agreement, the performance by Atlas of its obligations hereunder and the consummation by Atlas of the transactions contemplated hereby, do not and will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Atlas, (ii) violate any Law applicable to or binding on Atlas, or (iii) violate or constitute any default under (other than any violation or default that would not reasonably be expected to result in a Material Adverse Change to Atlas), or result in the creation of any Lien (other than as permitted under any lease and other than the Liens contemplated hereby) upon any of the collateral hereunder under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Atlas is a party or by which Atlas or any of its properties is bound or affected.

                 (d) The execution and delivery by Atlas of this Agreement, the performance by Atlas of its obligations hereunder and the consummation by Atlas of the transactions contemplated hereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of Atlas and (ii) any Government Entity, other than filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

                 (e) This Agreement has been duly authorized, executed and delivered by Atlas and, assuming the due authorization, execution and delivery thereof by the other party hereto, constitutes the legal, valid and binding obligations of Atlas and is enforceable against Atlas in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity and except as rights to indemnification may be limited by federal or state securities laws or principles of public policy.

                 (f) Except as set forth in Atlas' most recent Annual Report on Form 10-K, as amended, filed by Atlas with the SEC on or prior to the date hereof, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Atlas with the SEC subsequent to such Annual Report on Form 10-K and on or prior to the date hereof, no action, claim or proceeding is now pending or, to the Actual Knowledge of Atlas threatened, against Atlas before any court, governmental body, arbitration, board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Atlas and if determined adversely to Atlas would reasonably be expected to result in a Material Adverse Change with respect to Atlas.

                 (g) The audited consolidated balance sheet of Atlas with respect to Atlas' most recent fiscal year included in Atlas' most recent Annual Report on Form 10-K, as amended, filed by Atlas with the SEC, and the related consolidated statements of operations and cash flows for that period then ended have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Atlas and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet there has been no material adverse change in such financial condition or operations of

         Atlas, except for matters disclosed in (a) the financial statements or Annual Report on Form 10-K referred to above, (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Atlas with the SEC on or prior to the date hereof or (c) the Offering Memorandum dated January 27, 1998 relating to the Atlas Air, Inc. Pass Through Certificates, Series 1998-1.

                 (h) This Agreement creates a security interest in favor of ABN AMRO in the Collateral Account, the Breakage Account, the Collateral and the Breakage Balance and such security interest constitutes a first priority perfected security interest in favor of ABN AMRO.

                 (i) There are no financing statements under the Uniform Commercial Code or similar law of any state or jurisdiction affecting any property, right or interests of Atlas in the Collateral Account, the Breakage Account, the Collateral or the Breakage Balance.

                 (j) On each occasion on which Atlas delivers amounts to the Breakage Account or Collateral Account hereunder, Atlas shall be the owner of such collateral or other amounts and has the right to receive all payments on such collateral, in each case fee and clear of all liens and security interest other than the lien and security interest under this Agreement. Atlas further covenants that it will not create, permit or suffer to be created any other lien or security interest in the Collateral Account, the Breakage Account, the Collateral or the Breakage Balance.

                 (B)      ABN AMRO represents and warrants to Atlas that:

                 (a) ABN AMRO is a banking institution duly organized, validly existing and in good standing under the Laws of the Netherlands and is duly qualified to conduct banking business in the State of Illinois through its Chicago Branch and has the corporate power and authority to enter into and perform its obligations under this Agreement.

                 (b) ABN AMRO has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of this Agreement, and the performance of its obligations hereunder.

                 (c) The execution and delivery by ABN AMRO of this Agreement, the performance by ABN AMRO of its obligations hereunder and the consummation by ABN AMRO of the transactions contemplated hereby, do not and will not (i) violate any provision of the Certificate of Incorporation or By-Laws of ABN AMRO or (ii) violate any Law applicable to or binding on ABN AMRO.

                 (d) The execution and delivery by ABN AMRO of this Agreement, the performance by ABN AMRO of its obligations hereunder and the consummation by ABN AMRO of the transactions contemplated hereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of ABN AMRO and (ii) any Government Entity, other than filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

                 (e) This Agreement has been duly authorized, executed and delivered by ABN AMRO and, assuming the due authorization, execution and delivery thereof by the other party hereto, constitutes the legal, valid and binding obligations of ABN AMRO and is enforceable against ABN AMRO in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity and except as rights to indemnification may be limited by federal or state securities laws or principles of public policy.

                 SECTION 7. Conditions Precedent. The effectiveness of this Agreement shall be subject to the following conditions:

                 (a) Atlas shall have received a certificate, dated the date hereof and signed by an executive officer of ABN AMRO, substantially in the form of Exhibit A hereto.

                 (b) ABN AMRO shall have received (i) an opinion of Cahill Gordon & Reindel, counsel for Atlas, to the effect set forth in Exhibit B-1 hereto and (ii) an opinion of in-house legal counsel of Atlas, to the effect set forth in Exhibit B-2 hereto.

                 (c) Atlas shall have received (i) an opinion of Vedder, Price, Kaufman & Kammholz, U.S. counsel for ABN AMRO, to the effect set forth in Exhibit C-1 hereto and (ii) an opinion of Clifford Chance, Netherlands counsel for Atlas, to the effect set forth in Exhibit C-2 hereto.

                 SECTION 8. No Set-Off. All amounts (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) payable by Atlas to ABN AMRO hereunder shall be paid in U.S. Dollars and immediately available funds by wire transfer to ABN AMRO Bank, New York, NY, ABA# 026009580, Account Name:
ABN AMRO Bank N.V., Chicago Branch, Account No. 610-001-1789-41, Reference:
Atlas 1998-1 or to such other account as ABN AMRO may direct from time to time in writing to Atlas. Except as set forth in the final sentence of Section 4(e)(i) hereof, to the extent permitted by applicable law, Atlas hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against ABN AMRO with respect to the Secured Obligations and the Breakage Obligations howsoever arising. All amounts payable hereunder shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges ("Taxes"), other than taxes based on or measured by ABN AMRO'S net income, franchise taxes, or taxes required to be withheld as a result of ABN AMRO failing to provide Atlas with a properly executed IRS Form 4224 or successor form thereto (any such non-excluded taxes, collectively, "Indemnified Taxes"). If Atlas shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable hereunder, then Atlas shall (i) pay such additional amounts to ABN AMRO, as may be necessary in order that the actual amount received by the ABN AMRO, after such required deduction or withholding equals the sum it would have received had no such deductions or withholding been required to be made, (ii) make such deductions or withholding, and (iii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority. If the date on which any payment is due would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.

                 SECTION 9. Increased Costs. In the event that any change in law or governmental rule, regulation or order, or in the interpretation, administration or application thereof (including the adoption of any new law or governmental rule, regulation or order), or any determination of a court or by any central bank or Government Entity, in each case that becomes effective after the date hereof, or compliance by ABN AMRO (at its applicable lending office) with any guideline, request or directive issued or made after the date hereof by any such central bank or Government Entity (whether or not having the force of law):

                 (i) subjects ABN AMRO (or its applicable lending office) to any additional Indemnified Tax with respect to its obligations, commitments or extensions of credit hereunder or under any Deposit Agreement or any payments to ABN AMRO (or its applicable lending office) of any Indemnity Payment, interest, fees or any other amount payable under or in respect of this Agreement or any Deposit Agreement; or

                 (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits in or for the account of, or advances or loans by, or other credit extended by, ABN AMRO;

and the result of any of the foregoing is that ABN AMRO shall incur increased costs which are attributable to this Agreement or any Deposit Agreements or to reduce any amount received or receivable by ABN AMRO (or its applicable lending office) with respect to this Agreement; then, in any such case, Atlas shall pay to ABN AMRO, within 15 days after receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate ABN AMRO for any such increased cost or reduction in amounts received or receivable hereunder; provided that Atlas shall not be liable in respect of any such increased cost during such period ABN AMRO became aware and failed to notify Atlas promptly in accordance with the next sentence if and to the extent that prompt notice would have avoided or lessened payment by Atlas hereunder relating to such period. ABN AMRO, promptly after the occurrence of such event, shall deliver to Atlas a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to ABN AMRO under this Section 9, which statement, absent manifest error, shall be prima facie evidence of such additional amounts.

                 SECTION 10. Capital Adequacy. If the adoption after the date hereof of any applicable law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change after the date hereof in any existing interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the promulgation after the date hereof of any guidelines, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of ABN AMRO or any corporation controlling ABN AMRO as a consequence of ABN AMRO's commitments, obligations or extensions of credit hereunder or under any Deposit Agreement to a level below that which ABN AMRO or such controlling corporation could have achieved but for such adoption, change or promulgation (taking into consideration the policies of ABN AMRO or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Atlas from ABN AMRO of the statement referred to in the next sentence, Atlas shall pay to ABN AMRO such additional amount or amounts as will compensate ABN AMRO or such controlling corporation on an after-tax basis for such reduction. ABN AMRO shall deliver to Atlas a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement, absent manifest error, shall be prima facie evidence of such additional amounts.

                 SECTION 11. Fees. In consideration of the Depositary entering into this Agreement and the Deposit Agreements, Atlas agrees to pay ABN AMRO a nonrefundable advisory fee equal to $125,000 on the date hereof.

                 SECTION 12. Expenses; Indemnity. (a) Atlas shall pay all reasonable out-of-pocket expenses incurred by ABN AMRO, including the reasonable fees, charges and disbursements of counsel for ABN AMRO, in connection with the preparation of this Agreement or any amendments, modifications or waivers of the provisions hereof.

                 (b) The provisions of Section 9.1 of the Leased Aircraft Participation Agreement attached as Exhibit A-1 to the Note Purchase Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, as if set forth herein in full, mutatis mutandis; provided that as incorporated herein, (i) each reference therein to "this Agreement" shall be deemed to be a reference to this Agreement, (ii) each reference therein to "Indemnitee" shall be deemed to be a reference to ABN AMRO (in its capacity as Depositary) together with its affiliates, directors, officers, employees, agents, servants, successors and assigns, (iii) each reference therein to "Lessee" shall be deemed to be reference to Atlas, (iv) each reference therein to "Section 9", "Section 9.1" or any subsection of "Section 9.1" shall be deemed to be a reference to this Section 12(b), (v) each reference therein to "Operative Agreements" shall be deemed to be a reference to the "Operative Agreements" under each of the Participation Agreements, (vi) each reference therein to "Aircraft" shall be deemed to be a reference to the "Aircraft" under each of the Participation Agreements and
(vii) the term "Pass Through Agreements" shall be deemed to include this Agreement.

                 (c) All amounts due under this Section shall be paid no later than 10 days after written demand therefor.

                 SECTION 13. Remedies. Upon the breach by any party hereto of any of its obligations under this Agreement, the other party may exercise any right or remedy that may be available to it under applicable law. Each party hereto (for the purposes of this Section 13, an "Indemnifying Party") agrees to indemnify and hold harmless the other party for any reasonable cost or expense incurred by such other party in connection with, or arising out of, the enforcement by such other party of this Agreement against the Indemnifying Party.

                 SECTION 14. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced.

                 SECTION 15. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

         (i)     if to Atlas, addressed to at its office at:

                 ATLAS AIR, INC.
                 538 Commons Drive
                 Golden, CO  80401

                 Attention: Chief Financial Officer
                 Telecopier:  303-526-5051

         (ii)    if to ABN AMRO, addressed to it at its offices at:

                 ABN AMRO BANK N.V., Chicago Branch
                 135 South LaSalle Street, Suite 660
                 Chicago, IL  60674-9135

                 Attention:  Claudia Heldring
                 Telecopier:  312-606-8428

                 and

                 ABN AMRO BANK N.V., Chicago Branch
                 181 W. Madison Street
                 Chicago, IL  60602

                 Attention:  Money Markets Desk
                 Telecopier:  312-904-9106

                 Whenever any notice in writing is required to be given by either of Atlas or ABN AMRO to the other, such notice shall be deemed given and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other party to this Agreement.

                 On or prior to the execution of this Agreement, Atlas has delivered to ABN AMRO a certificate containing specimen signatures of the representatives of Atlas who are authorized to give notices and instructions with respect to this Agreement. ABN AMRO may conclusively rely on such certificate until ABN AMRO receives written notice from Atlas to the contrary.

                 SECTION 16. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between ABN AMRO and Atlas with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

                 SECTION 17. Governing Law. This Agreement shall be governed by the Laws of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                 SECTION 18. Waiver of Jury Trial Right. EACH OF ABN AMRO AND ATLAS ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE GREATEST EXTENT PERMISSIBLE BY LAW, ITS RIGHT TO A TRIAL BY JURY.

                 SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                 IN WITNESS WHEREOF, ABN AMRO and Atlas have caused this Indemnity Agreement to be duly executed as of the day and year first above written.



                                       ABN AMRO BANK N.V.,
                                       Chicago Branch


                                       By  /s/ CLAUDIA C. HELDRING
                                           -------------------------------------
                                           Name:  Claudia C. Heldring
                                           Title: Vice President


                                       By  /s/ LUKAS van der HOEF
                                           -------------------------------------
                                           Name:  Lukas van der Hoef
                                           Title: Vice President


                                       ATLAS AIR, INC.


                                       By  /s/ RICHARD H. SHUYLER
                                           -------------------------------------
                                           Name:  Richard H. Shuyler
                                           Title: Chief Financial Officer
                                                  Sr. Vice Pres., Finance; and
                                                  Corporate Treasurer

                                                                      Schedule I

AIRCRAFT:

                                          Manufacturer's     Scheduled Delivery
       Aircraft Type      Tail Number      Serial Number           Month
       -------------      -----------      -------------     ------------------
      Boeing 747-400F       N491MC             29252             July 1998

      Boeing 747-400F       N492MC             29253            August 1998

      Boeing 747-400F       N493MC             29254            October 1998

      Boeing 747-400F       N494MC             29255           November 1998

      Boeing 747-400F       N495MC             29256           December 1998

                                                                     Schedule II

DEPOSIT AGREEMENTS:

Deposit Agreement (Class A) dated as of February 9, 1998 between the Depositary and the Escrow Agent (the "Class A Depositary Agreement").

Deposit Agreement (Class B) dated as of February 9, 1998 between the Depositary and the Escrow Agent (the "Class B Depositary Agreement").

Deposit Agreement (Class C) dated as of February 9, 1998 between the Depositary and the Escrow Agent (the "Class C Depositary Agreement").


DEPOSIT INTEREST RATE:  ____%


INITIAL COLLATERAL DEPOSIT:  $_____________

                                                                         ANNEX A

                                  DEFINITIONS


                 "Actual Knowledge" means as it applies to Atlas, actual knowledge of a Vice President or more senior officer of Atlas, or any other officer of Atlas, having responsibility for the transactions contemplated by this Agreement; provided that Atlas shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from ABN AMRO, such notice having been given pursuant to Section 15 hereof.

                 "Aircraft" means the Aircraft set forth on Schedule I hereto.

                 "Applicable LIBOR" means, during the first six months of the effectiveness of this Agreement, Six-Month LIBOR and, thereafter, Three-Month LIBOR.

                 "Blended Coupon Rate" means the weighted average of the three Coupon Rates.

                 "Business Day" means any day, other than a Saturday or a Sunday, on which commercial banks settle payments in New York, New York, Chicago, Illinois, Denver, Colorado and Wilmington, Delaware and, if such day relates to Applicable LIBOR, on which dealings in U.S. dollar deposits are carried out in the London interbank market.

                 "Class A Depositary Agreement" shall have the meaning set forth in Schedule I to the Indemnity Agreement.

                 "Class B Depositary Agreement" shall have the meaning set forth in Schedule I to the Indemnity Agreement.

                 "Class C Depositary Agreement" shall have the meaning set forth in Schedule I to the Indemnity Agreement.

                 "Coupon Rate" means a rate of interest per annum equal to (x) in the case of the Class A Deposit Agreement, 7.38%, (y) in the case of the Class B Deposit Agreement, 7.68% and (z) in the case of the Class C Deposit Agreement, 8.01%.

                 "Delivery Period Termination Date" means June 30, 1999; provided, that if a labor strike or work stoppage occurs at The Boeing Company prior to such date, such date shall be extended by adding thereto the number of days that each such labor strike or work stoppage continues in effect.

                 "Equipment Notes" has the meaning attributable thereto in the Note Purchase Agreement.

                 "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by ABN AMRO from three Federal funds brokers of recognized standing selected by it.

                 "Federal Funds Index Rate" shall mean, for any day of determination, the Federal Funds Effective Rate for such day minus 1/8% per annum.

                 "Final Withdrawal Date" means the date on which all of the Deposits are withdrawn and no re-deposits are made under the Deposit Agreements.

                 "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

                 "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by this Agreement or relating to the observance or performance of the obligations of any of the parties to this Agreement.

                 "Investment Earnings" on any amount, means investment earnings on such amount net of losses and investment expenses of ABN AMRO in making such investments.

                 "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

                 "Leased Aircraft Participation Agreement" shall have the meaning set forth in the Note Purchase Agreement.

                 "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

                 "Material Adverse Change" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under this Agreement.

                 "Maturity Date" means, with respect to any Deposit, the maturity date for such Deposit set forth on Schedule I of the related Deposit Agreement, as such date may from time to time be extended through the Delivery Period Termination Date.

                 "Note Purchase Agreement" means the Note Purchase Agreement dated as of February 9, 1998 among Atlas, Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements referred to therein, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company as Loan Trustee under each of the Indentures referred to therein, First Security Bank N.A., as Escrow Agent, and Wilmington Trust Company, as Paying Agent.

                 "Notice of Final Withdrawal" with respect to each Deposit Agreement, shall have the meaning set forth in such Deposit Agreement.

                 "Notice of Purchase Withdrawal" with respect to each Deposit Agreement, shall have the meaning set forth in such Deposit Agreement.

                 "Overdue Interest Rate" means a fluctuating interest rate per annum in effect from time to time, which rate shall at all times be equal to
(a) the Federal Funds Effective Rate plus (b) two and one quarter percent
(2.25%).

                 "Participation Agreement" means each Participation Agreement entered into in connection with the financing of each Aircraft (or a Substitute Aircraft in respect thereof).

                 "Permitted Investments" means (i) time deposits with ABN AMRO, each for a term determined by Atlas of at least 7 days and no more than 30 days or (ii) overnight Federal funds.

                 "Registration Date" means the 180th day after the date of the Issuance of the Certificates.

                 "Registration Event" has the meaning set forth in the Registration Rights Agreement.

                 "Scheduled Delivery Month" means, with respect to any Aircraft, the month set forth opposite such Aircraft under the heading "Scheduled Delivery Month" on Schedule I hereto.

                 "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

                 "Six-Month LIBOR" means, on any Notice Date, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in U.S. dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before such Notice Date in an amount approximately equal to each Deposit or New Deposit extant on such Notice Date for a period of six months.

                 "Substitute Aircraft" means any aircraft substituted for a Aircraft (or any other Substitute Aircraft with respect to such Aircraft) in accordance with (i) the Purchase Agreement (as defined in the Note Purchase Agreement) or (ii) Section 1(f) of the Note Purchase Agreement.

                 "Three-Month LIBOR" means, on any Notice Date, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in U.S. dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before such Notice Date in an amount approximately equal to each Deposit or New Deposit extant on such Notice Date for a period of three months.

                             OFFICER'S CERTIFICATE


         Reference is made to the Indemnity Agreement, dated as of February 9, 1998 (the "Indemnity Agreement"), between ABN AMRO Bank N.V., acting through its Chicago Branch ("ABN AMRO") and Atlas Air, Inc.

         I, Claudia Heldring, a duly appointed, qualified and acting Vice President of ABN AMRO, DO HEREBY CERTIFY that:

         (i) the statements set forth in the Preliminary Offering Memorandum dated January 19, 1998, relating to the Atlas Air Pass Through Trust Certificates, Series 1998-1 on page 79 under the caption "DESCRIPTION OF THE DEPOSIT AGREEMENTS -- Depositary" were, on January 19, 1998, have been at all times since such date and are, on the date hereof, true and correct.

         (ii) the statements set forth in the Offering Memorandum dated January 27, 1998, relating to the Atlas Air Pass Through Trust Certificates, Series 1998-1 on page 78 under the caption "DESCRIPTION OF THE DEPOSIT AGREEMENTS -- Depositary" were, on January 27, 1998, have been at all times since such date and are, on the date hereof, true and correct.

         Capitalized terms used and not defined herein have the respective meanings set forth in the Indemnity Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of February, 1998.




                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                    Attachment I

                   [Attach language from Offering Memorandum
                              describing ABN AMRO]

                                                                     Exhibit B-1
                      Form of Opinion of Counsel for Atlas


                      [CAHILL GORDON & REINDEL LETTERHEAD]

                                          February 9, 1998




ABN AMRO Bank N.V.
Chicago Branch

Ladies and Gentlemen:

                 We have acted as special counsel to Atlas Air, Inc., a Delaware corporation ("Atlas"), in connection with the transactions contemplated by the Indemnity Agreement dated as of February 9, 1998 between you and Atlas (the "Indemnity Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indemnity Agreement or, if not defined therein, the Deposit Agreements (as defined in the Indemnity Agreement). This opinion is furnished pursuant to Atlas' request.

                 In arriving at the opinions expressed below, we have reviewed the following documents, each of which is dated as of the date hereof, except where otherwise indicated above or below:

                 (a)      an executed copy of the Indemnity Agreement,

                 (b)      an executed copy of each of the three Deposit
         Agreements,

                 (c)      an executed copy of the Note Purchase Agreement,

                 (d) an executed copy of each of the three Pass Through Trust Agreements,

                 (e) an executed copy of each of the three Escrow and Paying Agent Agreements, and

                 (f) the documents delivered today by Atlas at the closing pursuant to the Placement Agreement dated January 27, 1998 among Morgan Stanley & Co. Incorporated, BT Alex Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co., including copies of Atlas' Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-Laws certified by the Secretary of State of the State of Delaware and the Assistant Secretary of Atlas, respectively.

                 We have considered such matters of law and fact, and relied upon such certificates of officers of Atlas and public officials, corporate records and other information furnished to us, including without limitation the certificates and representations referred to below, as we have deemed appropriate as a basis for the opinions set forth below.

                 In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and of the representations and warranties set forth therein, including without limitation the accuracy of the representations and warranties set forth in Section 5(a) of each of the Deposit Agreements and Section 5(i) of each of the Escrow Agreements, and (ii) that (x) the Indemnity Agreement and the Deposit Agreements have been duly authorized, executed and delivered by you and (y) you have satisfied those legal requirements that are applicable to you to the extent necessary to make the Indemnity Agreement and the Deposit Agreements enforceable against you and that each of the Indemnity Agreement and the Deposit Agreements is a valid, binding and enforceable obligation of ABN AMRO Bank N.V., Chicago Branch.

                 Based on and subject to the foregoing, and to the other assumptions, qualifications and limitations set forth herein, it is our opinion that:

                 1. Atlas is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 2. Atlas has the corporate power to enter the Indemnity Agreement and to perform its obligations thereunder.

                 3. The execution and delivery by Atlas of the Indemnity Agreement have been duly authorized by all necessary corporate action of Atlas, and the Indemnity Agreement has been duly executed and delivered by Atlas. The Indemnity Agreement is a valid and binding obligation of Atlas enforceable against Atlas in accordance with its terms.

                 4. Atlas is not an "investment company" and is not a company "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.

                 5. The valid authorization, execution and delivery of the Indemnity Agreement by Atlas and the performance by Atlas of its respective obligations under the Indemnity Agreement do not require Atlas to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or of the State of New York. Neither the execution and delivery by Atlas of the Indemnity Agreement nor the consummation by Atlas of the transactions contemplated thereby to be consummated on the date hereof violates (i) Atlas' Certificate of Incorporation or By-Laws or (ii) any law or governmental rule or regulation known to us to be applicable to, or binding on, Atlas.

                 The foregoing opinions are subject to the following assumptions, qualifications and limitations:

                 (a) The opinions in paragraph 3 above are subject to (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance or other similar laws affecting the rights or remedies of creditors generally and (ii) general principles of equity (including without limitation doctrines of reasonableness and good faith and the possible unavailability of specific performance or injunctive relief and the general discretion of the court considering the matter), regardless of whether enforceability is considered in a proceeding in equity or at law.

                 (b) We express no opinion as the enforceability of any provision contained in the Indemnity Agreement (i) that purports to establish or may be construed to establish evidentiary standards or
         (ii) as such provision relates to the jurisdiction of federal courts.

                 (c) Provisions of the Indemnity Agreement which permit any Person to take action or make determinations, or to benefit from indemnities, contribution agreements or similar undertakings, or waivers, exculpatory provisions or similar provisions, may be subject to limitations imposed by law or by public policy considerations.

                 (d) Insofar as the foregoing opinions relate to the valid existence and good standing of Atlas, they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware.

                 (e) The foregoing opinions are limited to the law of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or, except as set forth in paragraph 4 above, federal securities laws, including without limitation the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) federal aviation laws and other federal laws relating to the operation and maintenance of the Aircraft by Atlas. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Indemnity Agreement.

                 We are furnishing this opinion letter to you solely for your benefit. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose whatsoever without in each instance our prior written consent. This opinion letter speaks only as of the date hereof and we disclaim any obligation to advise you of changes of law or fact that occur after the date hereof.

                                       Very truly yours,

                                                                     Exhibit B-2
               Form of Opinion of In-House Legal Counsel of Atlas


                               [ATLAS LETTERHEAD]

                                                 February 9, 1998


ABN AMRO Branch N.V.,
Chicago Branch

Ladies and Gentlemen:

                 I am the [please supply precise title] of Atlas Air, Inc., a Delaware corporation ("Atlas"). In such capacity, I and persons on my legal staff have acted as counsel to Atlas in connection with the transactions contemplated by the Indemnity Agreement dated as of February 9, 1998 between you and Atlas (the "Indemnity Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indemnity Agreement or, if not defined therein, the Deposit Agreement (as defined in the Indemnity Agreement).

                 In arriving at the opinions expressed below, I or members of my legal staff have reviewed the following documents, each of which is dated as of the date hereof, except where otherwise indicated above or below:

                 (a)      an executed copy of the Indemnity Agreement,

                 (b)      an executed copy of each of the three Deposit
         Agreements,

                 (c)      an executed copy of the Note Purchase Agreement,

                 (d) an executed copy of each of the three Pass Through Trust Agreements,

                 (e)      an executed copy of each of the three Escrow
         Agreements, and

                 (f) the documents delivered today by Atlas at the closing pursuant to the Placement Agreement dated January 27, 1998 among Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co., including copies of Atlas' Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-Laws certified by the Secretary of State of the State of Delaware and the Assistant Secretary of Atlas, respectively.

                                      B2-2

                 In addition, I or members of my legal staff have reviewed the originals or copies certified or otherwise identified to my or their satisfaction of all such corporate records of Atlas and its Subsidiaries (as defined below) and such other instruments and other certificates of public officials, officers and representatives of Atlas and such other persons, and I or members of my legal staff have made such investigations of law, as I deemed appropriate as a basis for the opinions expressed below.

                 In arriving at the opinions expressed below, I and members of my legal staff have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, I and members of my legal staff have assumed and have not verified the accuracy as to factual matters of each document I or they have reviewed. As used herein, the phrase "to my knowledge" shall mean to my actual knowledge after reasonable investigation, but shall not be interpreted to impute to me knowledge of others.

                 Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth below, it is my opinion that:


                 1. Each of (i) Atlas and (ii) Atlas One, Inc., Atlas Freighter Leasing, Inc., Atlas Freighter Leasing II, Inc., Atlas Air Services Limited, LHC Properties, Inc., Atlas Freightlease, Inc. and Genessee Insurance Company, Ltd. (together, the "Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; each of Atlas and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of Atlas and the Subsidiaries taken as a whole.

                 2. To my knowledge, except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending against Atlas or any of the Subsidiaries or any of their respective properties that will have a material adverse effect on the ability of Atlas to perform its obligations under the Indemnity Agreement.

                 3. Atlas is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to

                                      B2-3

         Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

                 4. The execution, delivery and performance by Atlas of the Indemnity Agreement, and the consummation by Atlas of the transactions contemplated by the Indemnity Agreement, will not result in any violation of the provisions of the Certificate of Incorporation or By-Laws of Atlas or, to my knowledge, any applicable law, administrative regulation or any administrative or court decree, nor does any such action, to my knowledge, constitute a breach of, or default under, or (except as contemplated therein) result in the creation or imposition of any lien, charge or encumbrance upon any assets of Atlas or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Atlas or any of its subsidiaries is a party or by which any of them are bound or to which any of the assets of Atlas or any of its subsidiaries is subject.

                 5. The valid authorization, execution and delivery of the Indemnity Agreement by Atlas and the performance by Atlas of its obligations under the Indemnity Agreement do not require Atlas to obtain or effect any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or the State of Colorado (but I express no opinion as to any consent, approval, authorization, registration or qualification that may be required under federal aviation laws or other federal laws relating to the operation or maintenance of aircraft by Atlas).

                 The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware and the law of the State of Texas, in each case as in effect on the date hereof, except that I express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) federal or state securities or blue sky laws, including without limitation the Securities Act and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws or (iv) the Employee Retirement Income Security Act of 1974, as amended. In addition, my opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Indemnity Agreement.

                 I am furnishing this opinion letter to you solely for your benefit in connection with the transactions described above. This opinion letter is not to be used, circulated, quoted or otherwise referred to by any other person or for any other purpose. This opinion letter speaks only as of the date hereof and I disclaim any obligation to advise you of changes of law or fact that occur after the date hereof.

                                       Very truly yours,

                                                                     Exhibit C-1
                  Form of Opinion of U.S. Counsel for ABN AMRO


                           [VEDDER, PRICE LETTERHEAD]

                                                                February 9, 1998



Atlas Air, Inc.


RE:      ATLAS AIR, INC. PASS THROUGH
         CERTIFICATES SERIES 1998-1

Ladies and Gentlemen:

                 We have acted as special counsel to ABN AMRO Bank N.V., Chicago Branch (the "Branch") in connection with the Indemnity Agreement dated February 9, 1998 (the "Indemnity Agreement") between Atlas Air, Inc. and the Branch. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indemnity Agreement.

                 In rendering the opinions set forth herein, we have examined the originals or copies, certified or otherwise identified to my satisfaction, of such records, certificates and documents as we have deemed necessary or relevant as basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents we have examined or upon certificates of the Branch or its officer or of public officials or other persons. We have assumed for purposes of the opinion hereinafter set forth that the Indemnity Agreement has been duly authorized, executed and delivered by all parties thereto other than the Branch.

                 We are members of the Bar of the State of Illinois and the State of New York and do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York and the federal law of the United States of America. Without limiting the generality of the foregoing, we express no opinion as to the effect of the laws of any jurisdiction, other than the State of New York.

                 Based upon and subject to the foregoing, we are of the opinion as follows:

                 1. The Branch is duly qualified to conduct banking business in the State of Illinois through its Chicago Branch, with power and authority to enter into and perform its obligations under the Indemnity Agreement.

                 2. The execution and delivery by the Branch of the Indemnity Agreement and the consummation of the transactions contemplated therein have been duly authorized by the Branch and will not violate, to the best of our knowledge, any law, governmental rule or regulation of the United States of America or the State of Illinois, its articles of association or by-laws, or any order, writ, injunction or decree of any court or governmental agency against it.

                 3. To our knowledge, there are no pending or threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Branch against or affecting the Branch of any of its property before or by any court or administrative agency which, individually or in the aggregate, if adversely determined, (i) would adversely affect the Branch's ability to perform its obligations under the Indemnity Agreement or (ii) would call in to question or challenge the validity of the Indemnity Agreement or the enforceability thereof.

                 This opinion is rendered solely for your benefit in connection with the transaction contemplated by the Indemnity Agreement and is not to be circulated, quoted or otherwise referred to for any other purpose without our prior written permission. This opinion is referred only as of the date hereof, and we disclaim any obligation to supplement this opinion letter for events occurring or coming to our attention after the date hereof.


                                       Very truly yours,

                                                                     Exhibit C-2
              Form of Opinion of Netherlands Counsel for ABN AMRO


                          [CLIFFORD CHANCE LETTERHEAD]

Atlas Air, Inc.



                   ATLAS AIR, INC. PASS THROUGH CERTIFICATES,
                                SERIES 1998 - 1

                  --------------------------------------------


Ladies and Gentlemen:

                 We have acted as Dutch legal counsel to ABN AMRO Bank N.V. ("ABN AMRO"), acting through its Chicago branch (the "Branch"), in connection with the Indemnity Agreement dated February 9, 1998 (the "Indemnity Agreement") between Atlas Air, Inc. ("Atlas") and ABN AMRO. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indemnity Agreement.

                 We have examined such documents and questions on law as we have considered necessary and appropriate for purposes of this opinion. No opinion is expressed as to any matters governed by any laws other than the laws of the Netherlands.

                 We have assumed for the purpose of our opinion hereinafter expressed that the Indemnity Agreement to which ABN AMRO is a party will constitute the legal, valid and binding obligation of ABN AMRO in accordance with New York law and United States Federal Law.

                 Based upon the foregoing (but limited in all respects to the laws of the Netherlands), we advise you that it is our opinion that:

                 1. ABN AMRO is a banking corporation duly organized and validly existing in good standing under the laws of the Netherlands and has full corporate power to execute, deliver and perform its obligations under the Indemnity Agreement.

                 2. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court of the Netherlands is required for the valid authorization, execution and delivery by ABN AMRO of the Indemnity Agreement and for the consummation of the transactions contemplated therein except such as may have been obtained.

                                      C2-2

                 3. The execution and delivery by the Depositary of the Indemnity Agreement and the consummation of the transactions contemplated therein have been duly authorized by ABN AMRO and will not violate any law, governmental rule or regulation of the Netherlands or its articles of association or bylaws.

                 4. The Indemnity Agreement has been duly authorized by ABN AMRO and, when duly executed and delivered by two authorized officers of the Branch, will constitute the legal, valid and binding obligations of ABN AMRO enforceable in accordance with its terms.

                 5. We have no knowledge of any pending or threatened actions, suits investigations or proceedings (whether or not purportedly on behalf of ABN AMRO) in the Netherlands against or affecting ABN AMRO or any of its property before or by any court or administrative agency which, individually or in the aggregate, if adversely determined, (i) would adversely affect ABN AMRO's ability to perform its obligations under the Indemnity Agreement or (ii) would call into question or challenge the validity of the Indemnity Agreement or the enforceability thereof.

                 6. Atlas will alternatively be able to proceed against ABN AMRO's Head Office in Amsterdam, the Netherlands, if the Branch defaults in its obligation to such party under the Indemnity Agreement.

                 This opinion is limited to the matters expressly set forth above and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is delivered to you in connection with the above-referenced transaction and may not be utilized or quoted by you for any other purpose whatsoever or delivered to any other person without our prior consent.


                                       Very truly yours

                          [MORGAN STANLEY LETTERHEAD]


                                                                January __, 1998


To: The Persons Named on Schedule 1 Hereto

Dear Ladies & Gentlemen:

     I am Counsel to Morgan Stanley Capital Services Inc., a Delaware corporation ("Morgan Stanley") and Morgan Stanley, Dean Witter & Discover & Co., a Delaware corporation ("MSDWD"), and have represented Morgan Stanley and MSDWD in connection with the Revolving Credit Agreements between Morgan Stanley and Atlas Air, Inc. Pass Through Trust 1998-1B and Atlas Air, Inc. Pass
Through Trust 1998-1C dated as of January __, 1998 (the "Credit Agreements") and the Intercreditor Agreement among Morgan Stanley, ____________ and ___________ dated as of January __, 1998 (the "Intercreditor Agreement"). The Credit Agreement and the Intercreditor Agreement are referred to herein as the Liquidity Agreements. I have also represented MSDWD in connection with the related Guarantee, dated as of January __, 1998 (the "Guarantee"), of MSDWD.

     I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is my opinion that:

     (1) Each of Morgan Stanley and MSDWD has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

     (2) Each of Morgan Stanley and MSDWD has the corporate power and authority to enter into and perform its obligations under the Liquidity Agreements and the Guarantee, respectively.

     (3) Payments due under the Liquidity Agreements (assuming the Liquidity Agreements are valid and binding obligations of Morgan Stanley) and the Guarantee rank pari passu with the unsecured and unsubordinate obligations of Morgan Stanley and MSDWD, respectively.

     (4) The Liquidity Agreements have been duly authorized, executed and delivered by Morgan Stanley, the Guarantee has been duly authorized, executed and delivered by MSDWD and the Guarantee constitutes a valid and legally binding obligation of MSDWD enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar